Exhibit 99.1

Tidewater Reports Fourth Quarter Results and Record Year End Earnings For Fiscal 2007

NEW ORLEANS, La. April 26, 2007 — Tidewater Inc. (NYSE:TDW) announced today fourth quarter net earnings for the period ended March 31, 2007, of $87.6 million, or $1.56 per share, on revenues of $293.5 million. For the same quarter last year, net earnings were $64.7 million, or $1.11 per share, on revenues of $246.5 million. For fiscal year ended March 31, 2007, net earnings were $356.6 million, or $6.31 per share, on revenues of $1,125.3 million. For the fiscal year ended March 31, 2006, net earnings were $235.8 million, or $4.07 per share, on revenues of $877.6 million.

Included in the year ended March 31, 2007, results is an after-tax gain of $20.8 million, or $.37 per common share, (recorded in the second and third fiscal quarters), related to the sale of 14 of its offshore tugs for a total cash price of $43.7 million.

Also included in the fiscal 2007 results (recorded in the fourth fiscal quarter), is a $3.5 million pre-tax charge to vessel operating costs for the company’s share of a deficit in an industry-wide multi-employer retirement fund in the United Kingdom, the Merchants Navy Officers Pension Fund (MNOPF). This is in addition to a $3.8 million pre-tax charge taken by the company during the second quarter of fiscal 2006 related to the then deficit in this same fund. These charges, which relate primarily to the employment of certain U.K. employees in prior years, were the result of information presented in the fund’s valuation reports issued during the respective time periods.

Included in the year ended March 31, 2006, results is an after-tax gain of $42.8 million, or $.74 per common share (recorded in the second fiscal quarter of 2006), related to the July 2005, sale of six of its KMAR 404 class of Anchor Handling Towing Supply vessels to Deep Sea Supply ASA for a total cash price of $188 million.

“With another quarter of outstanding financial results, this fiscal year ended March 31, 2007, was the very best in the 51-year history of this company,” commented Dean E. Taylor, Chairman, President and CEO. “These results are reflective of our recent efforts to execute on our strategic plan to renew and upgrade our fleet to be better positioned to service the growing international marine transportation needs of our customers.”

As previously announced, Tidewater will hold a conference call to discuss March quarterly and annual earnings on Thursday, April 26, 2007, at 10:00 a.m. CDST promptly following the Company’s release of quarterly and annual earnings. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater Inc.” call just prior to the scheduled start. A replay of the conference call will be available beginning at 1:00 p.m. CDST on April 26, 2007, and will continue until 11:59 p.m. CDST on April 27, 2007. To hear the replay, call 1-800-642-1687 or (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 5152515.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com, and at the CCBN website, www.streetevents.com. The online replay will be available until May 26, 2007. Upon completion of the conference call, the company will also file a Form 8-K with the SEC, which will include a transcript of the conference call.

Tidewater Inc. owns 463 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Note: all per-share amounts are stated on a diluted basis.

Contact: Joseph Bennett (504) 566-4506

Financial information is displayed on the next page.

TIDEWATER INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share and per share data)

	Quarter Ended March 31,		Year Ended March 31,
	2007	2006	2007	2006
Revenues:
Vessel revenues	$287,092	235,274	1,097,582	846,982
Other marine revenues	6,456	11,266	27,678	30,635

	293,548	246,540	1,125,260	877,617

Costs and expenses:
Vessel operating costs	131,484	115,852	497,811	431,481
Costs of other marine revenues	5,713	9,086	24,119	23,836
Depreciation and amortization	29,912	27,683	116,184	107,526
General and administrative	26,137	24,943	98,728	86,490
Impairment of long-lived assets	—	—	—	3,050
Gain on sales of assets	(2,832)	(10,875)	(42,787)	(86,337)

	190,414	166,689	694,055	566,046

	103,134	79,851	431,205	311,571
Other income (expenses):
Foreign exchange gain (loss)	(341)	(120)	(1,543)	1,035
Equity in net earnings of unconsolidated companies	3,229	2,925	10,933	10,035
Minority interests	(69)	(43)	(338)	(16)
Interest and miscellaneous income	6,581	4,715	20,235	9,961
Interest and other debt costs	(2,268)	(2,444)	(9,657)	(9,074)

	7,132	5,033	19,630	11,941

Earnings before income taxes	110,266	84,884	450,835	323,512
Income tax expense	22,669	20,202	94,189	87,756

Net earnings	$87,597	64,682	356,646	235,756

Basic earnings per common share	$1.58	1.12	6.38	4.11

Diluted earnings per common share	$1.56	1.11	6.31	4.07

Weighted average common shares outstanding	55,469,170	57,636,164	55,914,998	57,372,815
Incremental common shares from stock options	531,239	782,901	593,274	593,856

Adjusted weighted average common shares	56,000,409	58,419,065	56,508,272	57,966,671

Cash dividends declared per common share	$.15	.15	.60	.60

TIDEWATER INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2007	March 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$393,806	246,109
Trade and other receivables less allowance for doubtful accounts of $5,890 in 2007 and $6,265 in 2006	286,868	237,428
Marine operating supplies	44,902	41,181
Other current assets	6,033	4,325

Total current assets	731,609	529,043

Investments in, at equity, and advances to unconsolidated companies	24,423	34,308
Properties and equipment:
Vessels and related equipment	2,609,324	2,457,947
Other properties and equipment	51,955	50,205

	2,661,279	2,508,152
Less accumulated depreciation and amortization	1,179,182	1,134,425

Net properties and equipment	1,482,097	1,373,727

Goodwill	328,754	328,754
Other assets	83,014	98,708

Total assets	$2,649,897	2,364,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities on capitalized lease obligations	2,194	—
Accounts payable and accrued expenses	120,067	97,265
Accrued property and liability losses	6,190	7,223
Other current liabilities	15,631	11,266

Total current liabilities	144,082	115,754

Long-term debt	300,000	300,000
Capitalized lease obligations	19,712	—
Deferred income taxes	179,687	175,267
Accrued property and liability losses	16,049	21,732
Other liabilities and deferred credits	107,381	92,666
Stockholders’ equity:
Common stock of $.10 par value, 125,000,000 shares authorized, issued 57,476,898 shares at March 31, 2007 and 60,310,164 at March 31, 2006	5,748	6,031
Other stockholders’ equity	1,877,238	1,653,090

Total stockholders’ equity	1,882,986	1,659,121

Total liabilities and stockholders’ equity	$2,649,897	2,364,540

TIDEWATER INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended March 31,
	2007	2006
Operating activities:
Net earnings	$356,646	235,756
Adjustments to reconcile net earnings to net cash
Provided by operating activities:
Depreciation and amortization	116,184	107,526
Provision for deferred income taxes	7,030	55,560
Impairment of long-lived assets	—	3,050
Gain on sales of assets	(42,787)	(86,337)
Equity in earnings of unconsolidated companies, less dividends	(374)	(2,233)
Minority interests, less dividends	(5)	(68)
Compensation expense – stock based	8,115	3,248
Tax benefit on stock compensation	7,135	4,124
Changes in assets and liabilities, net:
Trade and other receivables	(38,335)	(64,521)
Marine operating supplies	(3,721)	297
Other current assets	(1,714)	(488)
Accounts payable and accrued expenses	22,252	28,085
Accrued property and liability losses	(1,066)	(2,344)
Other current liabilities	8,196	11,213
Other, net	4,674	4,510

Net cash provided by operating activities	442,230	297,378

Investing activities:
Proceeds from sales of assets	74,422	225,616
Additions to properties and equipment	(235,182)	(172,408)
Repayments of advances to unconsolidated companies	9,496	—
Other	108	—

Net cash (used in) provided by investing activities	(151,156)	53,208

Financing activities:
Principal payments on debt	(5,000)	(110,000)
Principal payments on capitalized lease obligations	(909)	(14,158)
Debt borrowings	5,000	30,000
Proceeds from issuance of common stock	23,156	29,645
Cash dividends	(33,889)	(34,575)
Stock repurchases	(131,735)	(20,765)

Net cash (used in) provided by financing activities	(143,377)	(119,853)

Net change in cash and cash equivalents	147,697	230,733
Cash and cash equivalents at beginning of year	246,109	15,376

Cash and cash equivalents at end of year	$393,806	246,109

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$14,030	14,993
Income taxes	$78,144	30,525

Further details of the Company’s vessel revenues and vessel operating costs for the quarters and years ended March 31, 2007 and 2006 are as follows:

(In thousands)

	Quarter Ended March 31,		Year Ended March 31,
	2007	2006	2007	2006
Vessel revenues:
United States	$48,615	53,664	229,247	180,374
International	238,477	181,610	868,335	666,608

Total vessel revenues	287,092	235,274	1,097,582	846,982

Vessel operating costs:
Crew costs	74,744	62,252	273,996	243,584
Repair and maintenance	25,126	22,659	98,212	76,058
Insurance and loss reserves	375	4,624	12,377	15,820
Fuel, lube and supplies	11,174	10,770	44,600	39,617
Vessel operating leases	346	23	1,486	23
Other	19,719	15,524	67,140	56,379

Total vessel operating cost	131,484	115,852	497,811	431,481

Vessel operating margin	$155,608	119,422	599,771	415,501

Vessel operating margin as a % of revenue	54.2%	50.8	54.6	49.1

Further details of the Company’s vessel operating profit for the quarters and years ended March 31, 2007 and 2006 are as follows:

(In thousands)

	Quarter Ended March 31,		Year Ended March 31,
	2007	2006	2007	2006
Vessel operating profit – United States	$16,392	21,253	91,465	61,227

Vessel operating profit – International	$90,109	53,209	320,971	186,044

The Company’s actual vessel count by vessel class at March 31, 2007, and vessel utilization percentages and average dayrates by vessel class for the quarter and year ended March 31, 2007, were as follows:

UTILIZATION

Fiscal Year 2007	Actual Vessel Count at March 31, 2007		Quarter Ended March 31, 2007	Year Ended March 31, 2007
United States-based fleet:
Deepwater vessels	6		100.0%	98.3%
Towing-supply/supply	39		55.9%	61.2%
Crew/utility	12		87.8%	89.7%
Offshore tugs	—		—	42.6%

Total	57		67.6%	68.6%

International-based fleet:
Deepwater vessels	30		96.7%	94.1%
Towing-supply/supply	217		79.7%	78.7%
Crew/utility	75		85.7%	86.3%
Offshore tugs	37		70.7%	67.7%
Other	5		54.4%	48.9%

Total	364		81.0%	79.8%

Worldwide fleet:
Deepwater vessels	36		97.3%	94.9%
Towing-supply/supply	256		75.9%	75.5%
Crew/utility	87		86.0%	86.8%
Offshore tugs	37		70.6%	64.8%
Other	5		54.4%	48.9%

Total	421	(1)	79.1%	77.9%

AVERAGE DAYRATES
United States-based fleet:
Deepwater vessels			$28,305	$24,928
Towing- supply/supply			$12,461	$12,181
Crew/utility			$6,104	$6,329
Offshore tugs			—	$15,726
Total			$13,297	$12,694
International-based fleet:
Deepwater vessels			$21,893	$20,012
Towing-supply/supply			$9,142	$8,563
Crew/utility			$4,375	$4,004
Offshore tugs			$6,501	$6,179
Other			$4,132	$3,821
Total			$9,061	$8,400
Worldwide fleet:
Deepwater vessels			$23,111	$20,990
Towing-supply/supply			$9,531	$9,100
Crew/utility			$4,636	$4,375
Offshore tugs			$6,505	$6,922
Other			$4,132	$3,821
Total			$9,577	$9,039

(1)	Included in total owned or chartered vessels at March 31, 2007, are 48 vessels that were stacked by the Company. These vessels are considered to be in service and are included in the calculation of the Company’s vessel utilization statistics. In addition to the 421 total owned or chartered vessels, the Company had 29 vessels withdrawn from service and 13 joint venture and other vessels at March 31, 2007.

Tidewater’s vessel commitments by vessel class and type as of March 31, 2007, were as follows:

	U.S. Built			International Built
Vessel Class and Type	Number of Vessels	Total Cost Commitment	Expended Through 3/31/07	Number of Vessels	Total Cost Commitment	Expended Through 3/31/07
	(in thousands)			(in thousands)
Deepwater vessels:
Platform supply vessels	3	$52,584	$34,157	—	—	—
Anchor handling towing supply	—	—	—	2	$54,227	$5,090
Replacement fleet:
Platform supply vessels	2	$27,049	$11,405	2	23,575	$4,332
Anchor handling towing supply	—	—	—	19	$302,453	$75,597
Crewboats and offshore tugs:
Crewboats – 175 foot	2	$15,142	$2,491	—	—	—
Offshore tugs	—	—	—	5	$45,565	$13,928

Totals	7	$94,775	$48,053	28	$425,820	$98,947

The table below summarizes by vessel class and vessel type the number of vessels expected to be delivered by quarter of the various vessel commitments as discussed above:
	Quarter Period Ended
Vessel class and type	6/07	9/07	12/07	03/08	6/08	Thereafter
Deepwater vessels:
Anchor handling towing supply	—	—	—	—	—	2
Platform supply vessels	—	2	1	—	—	—
Replacement Fleet:
Anchor handling towing supply	1	3	4	4	1	6
Platform supply vessels	—	—	1	1	—	2
Crewboats and offshore tugs:
Crewboats – 175-foot	—	—	2	—	—	—
Offshore tugs	3	—	—	—	—	2

Totals	4	5	8	5	1	12